UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 17, 2018

ITUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-11254	11-2622630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3150 Almaden Expressway, Suite 250 San Jose, CA	95118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (408) 708-9808

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

  ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

            On January 17, 2018, the compensation committee of the Board of Directors of ITUS Corporation (the “Company”) approved certain changes to the compensation of Dr. Amit Kumar, the President, Chief Executive Officer and Chairman of the Board of Directors of the Company, and Michael J. Catelani, the Chief Operating Officer and Chief Financial Officer of the Company. Specifically, Dr. Kumar’s base salary was increased from $300,000 per year to $360,000 per year and Mr. Catelani’s base salary was increased from $229,000 per year to $252,500 per year, such increases to be effective retroactively as of January 1, 2018. In addition, each of Dr. Kumar and Mr. Catelani received a cash bonus of $33,333 to be paid by January 31, 2018.

The Company also approved a new policy permitting employees of the Company that have waived health insurance coverage to receive the cash value of their eligible health insurance benefits. As a result of this new policy, Dr. Kumar will receive approximately $25,000 in cash in lieu of receiving health insurance benefits during our fiscal year 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2018

ITUS CORPORATION

	By:	/s/ Amit Kumar
Name: Dr. Amit Kumar
Title: President and Chief Executive Officer

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